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                                  EXHIBIT 10.9


                          TRUSTEE'S INDEMNITY AGREEMENT

THIS AGREEMENT dated for reference the 20th day of November, 2000.

BETWEEN:

                  JIMMY S. H. LEE, Businessman

                  (the "Trustee")

AND:

                  MERCER INTERNATIONAL INC., a Massachusetts business trust organized under the laws of the State of Washington with an office at Giesshubelstrasse 15, 8045 Zurich, Switzerland

                  (the "Company")

WITNESSES THAT WHEREAS:

A. The Company and the members of the Company have requested the Trustee to act as a trustee and/or officer of the Company;

     and

B. The Trustee has agreed to act as a trustee and/or officer of the Company upon the condition that the Company execute and deliver to him this indemnity.

NOW THEREFORE in consideration of the premises, the respective covenants of the parties herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.   EFFECTIVE DATE

1.1 Notwithstanding the date of its execution and delivery, this Agreement shall be conclusively deemed to commence on, and be effective as of, the day upon which the Trustee first became or becomes a trustee or officer of the Company and shall survive and remain in full force and effect after the Trustee ceases to be a trustee or officer of the Company and after the termination of the Trustee's employment with the Company.

2.   INDEMNITY

2.1 Subject to Section 2.2, the Company shall indemnify and save harmless the Trustee against and from:

     (a) any and all charges and claims of every nature and kind whatsoever which may be brought or made by any person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Trustee in consequence of his being a director, officer, trustee, employee or agent of the Company, any of the Company's subsidiaries, or any company, partnership, joint venture, trust or other enterprise related to or affiliated with the Company or which the Trustee was serving at the request of the Company as a director, officer, trustee, employee or agent (the "Related Companies"), or that arise out of or in any way connected with the management, operation, activities or existence of the Company or any of its Related Companies;

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     (b)  any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, penalties (statutory and otherwise) and losses which the Trustee may sustain, incur or be liable for in consequence of his acting as a trustee and/or officer of the Company or its Related Companies whether sustained or incurred by reason of his negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Company or its Related Companies or any of its affairs; and

     (c) in particular, and without in any way limiting the generality of the foregoing, any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, penalties (statutory or otherwise) and losses which the Trustee may sustain, incur or be liable for as a result of or in connection with the release of or presence in the environment of substances, contaminants, litter, waste, effluent, refuse, pollutants or deleterious materials and that arise out of or in any way connected with the management, operation, activities or existence of the Company or its Related Companies.

     The Company shall advance to the Trustee the amounts incurred or suffered by him, or reasonably estimated to be incurred or suffered by him, in connection with the indemnification set forth in this Section 2.1 immediately upon receipt by the Company of a written request for such advance.

2.2 Notwithstanding the provisions of Section 2.1, the Company shall not be obligated to indemnify or save harmless the Trustee against and from any charge, claim, cost, damage, expense, fine, liability, loss, or penalty:

     (a) if, in respect thereof, a court of competent jurisdiction determines, which determination is not subject to any subsequent appeals, that the Trustee failed to act honestly and in good faith with a view to the best interests of the Company;

     (b) arising out of any criminal conviction of the Trustee if the Trustee pleaded guilty or was found guilty by a court of competent jurisdiction, which finding is not subject to any subsequent appeals by the Trustee; or

     (c) arising out of a determination by a court of competent jurisdiction, which determination is not subject to any subsequent appeals, that the Trustee failed to disclose his interest or conflicts as required under the WASHINGTON BUSINESS CORPORATION ACT.

3.   RESIGNATION

3.1 Nothing in this Agreement shall prevent the Trustee from resigning as a trustee or officer of the Company or any of its Related Companies at any time.

4.   INVALIDITY

4.1 If any provision or part of Part 2 of this Agreement shall be held to be invalid or contrary to law, the remainder of Part 2 of this Agreement shall nevertheless be valid and binding upon the parties hereto.

5.   DEFENCE

5.1  For the purpose of this Part 5:

     "Action" means any action, inquiry, investigation, suit or other proceeding before a court or other tribunal in which a Claim is brought, made or advanced of or against the Trustee;

     "Claim" means any charge, claim, costs, damage, expense, fine, liability, loss or penalty contemplated by Section 2.1, without reference to Section 2.2;

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     "Judgment" means an award of damages or other monetary compensation made in an Action or any amounts the Trustee is ordered to pay by any court or other body, commission, board, bureau, agency, or instrumentality having proper jurisdiction as a result of any Claim brought, made or advanced of or against the Trustee; and

     "Settlement" means an agreement to compromise a Claim or an Action.

5.2 Upon the Trustee becoming aware of any pending or threatened Claim or Action, written notice shall be given by or on behalf of the Trustee to the Company as soon as is reasonably practicable.

5.3 The Company shall conduct such investigation of each Claim as is reasonably necessary in the circumstances, and shall pay all costs of such investigation.

5.4 Subject to this Section, the Company shall, upon the written request of the Trustee, defend, on behalf of the Trustee, any Action, even if the Claim upon which the Action is founded is groundless, false or fraudulent.

5.5 The Company shall consult with and accept the reasonable choice of the Trustee concerning the appointment of any defence counsel to be engaged by the Company in fulfillment of its obligations to defend an Action pursuant to Section 5.4; thereafter the Company shall appoint such counsel.

5.6 With respect to a Claim for which the Company is obliged to indemnify the Trustee hereunder, the Company may conduct negotiations towards a Settlement and, with the written consent of the Trustee (which the Trustee agrees not to unreasonably withhold) the Company may make such Settlement as it deems expedient, provided however that the Trustee shall not be required, as part of any proposed Settlement, to admit liability or agree to indemnify the Company in respect of, or make contribution to, any compensation or other payment for which provision is made under the Settlement. The Company shall pay any compensation or other payment for which provision is made by such Settlement.

5.7 The Trustee shall have the right to enter into any Settlement in respect of any Claim or Action which is founded upon any of the acts specified in
     Section 2.2.

5.8 The Company shall pay any Judgment which may be made or given against the Trustee unless a court of competent jurisdiction conclusively determines, which determination is not subject to any subsequent appeal, that any of the circumstances in Section 2.2 applies to the Action in respect of which the Judgment is made or given.

6.   GENERAL

6.1 In this Agreement wherever the singular or masculine is used it will be construed as if the plural or feminine or neuter, as the case may be, had been used where the context otherwise requires, and a reference to a section by number is a reference to the section so numbered in this Agreement.

6.2 All notices and other communications required to be given by a party hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand to the other party at the other party's address specified above or at such other address as the other party may have last specified in writing to the party intending to convey the notice or other communication.

6.3  Time shall be of the essence of this Agreement.

6.4 The headings in this Agreement are inserted for ease of reference only and shall have no effect on the construction or interpretation of this Agreement.

6.5 This Agreement shall be construed and interpreted in accordance with and be governed by the laws of Switzerland. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of Geneva, Switzerland with respect to any matters arising out of this Agreement.

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6.6  Other than Article VI contained in the Amended and Restated Employment
     Agreement between the Trustee and the Company of even date herewith (the "Employment Agreement"), this Agreement contains the entire agreement between the parties relating to the subject matter hereof and there are no agreements, representations or warranties, express or implied, which are collateral hereto. For greater certainty, notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that nothing contained herein is intended to modify, abridge, limit or affect any of the rights or obligations of the parties hereto contained in the Employment Agreement.

6.7 This Agreement may only be amended by a written agreement signed by the parties.

6.8 Each of the parties agrees to promptly do all such further acts, and promptly execute and deliver all such further documents, as may be necessary or advisable for the purpose of giving effect to or carrying out the intent of this Agreement.

6.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, other legal personal representatives, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement, in the case of a corporate party by its duly authorized officer or officers, as of the date first written above.


SIGNED, SEALED and DELIVERED           )
by JIMMY S.H. LEE                      )
in the presence of:                    )
                                       )
______________________________         )        __________________________
Name                                   )        JIMMY S.H. LEE
                                       )
______________________________         )
Address                                )
                                       )
______________________________         )
                                       )
                                       )
______________________________         )
Occupation


MERCER INTERNATIONAL INC.

By:  ___________________________________________

Name: __________________________________________

Title: _________________________________________